UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011 (December 31, 2010)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

This Current Report on Form 8-K relates to two agreements between or among certain subsidiaries of State Auto Financial Corporation (“State Auto Financial”), State Automobile Mutual Insurance Company (“State Auto Mutual”), and certain subsidiaries and affiliates of State Auto Mutual. State Auto Mutual owns approximately 64% of the outstanding common shares of State Auto Financial.

The agreements referred to below as the 2011 Pooling Agreement and the 2011 Rockhill Management Agreement were each subject to prior regulatory review and approval from various state insurance departments before they could become effective. On January 3, 2011, State Auto Financial received notice that final regulatory approvals had been received from all applicable state insurance departments with respect to the 2011 Pooling Agreement and the 2011 Rockhill Management Agreement.

2011 Pooling Agreement

Since 1987, State Auto Mutual and State Auto Property & Casualty Insurance Company (“State Auto P&C”) have participated in an intercompany pooling arrangement which has been amended from time to time, including amendments to add participants, remove participants and adjust pooling percentages.

On January 3, 2011, the Pooled Companies, as defined below, entered into a Reinsurance Pooling Agreement, amended and restated effective as of January 1, 2011 (the “2011 Pooling Agreement”). The 2011 Pooling Agreement amended and restated the reinsurance pooling agreement in effect as of December 31, 2010.

The 2011 Pooling Agreement is among State Auto Mutual, State Auto P&C, Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Litchfield Mutual Fire Insurance Company (“Litchfield”), Beacon National Insurance Company (“Beacon”), Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“PIC”), American Compensation Insurance Company (“ACIC”) and Bloomington Compensation Insurance Company (“BCIC”). State Auto Mutual, State Auto P&C, Milbank, SA WI, Farmers Casualty, SA OH, SA FL, Meridian Security, Meridian Citizens Mutual, Patrons, Litchfield, Beacon, RIC, PIC, ACIC and BCIC are collectively referred to as the “Pooled Companies.” State Auto P&C, Milbank, Farmers Casualty and SA OH are wholly owned subsidiaries of State Auto Financial. SA WI, SA FL, Meridian Security, Beacon, PIC, RIC, ACIC and BCIC are wholly owned subsidiaries of State Auto Mutual. Meridian Citizens Mutual, Patrons and Litchfield are affiliated with State Auto Mutual through affiliation agreements.

The 2011 Pooling Agreement made the following changes to the intercompany pooling arrangements in effect as of December 31, 2010:

•	RIC, PIC, ACIC and BCIC were added as participants to the pooling arrangement, each with an allocated pooling percent equal to 0.0%;

•

The Pooled Companies guaranteed the payment of any uncollectible reinsurance from unaffiliated third parties, with each Pooled Company responsible to guarantee that portion of the uncollectible reinsurance based upon such Pooled Company’s allocated pooling percentage; and

•	The termination section was modified to remove a cut-off basis to a terminated Pooled Company.

The 2011 Pooling Agreement also clarified that any Pooled Company’s existing or future voluntary assumption of reinsurance from an affiliate is included in the 2011 Pooling Agreement, unless excluded by an amendment thereto.

The following is a brief description of the terms and conditions of the 2011 Pooling Agreement that are material to State Auto Financial. A copy of the entire 2011 Pooling Agreement is attached as an exhibit to this Current Report on Form 8-K.

Under the terms of the 2011 Pooling Arrangement, the Pooled Companies cede all of their direct insurance business to State Auto Mutual. All of State Auto Mutual’s current property and casualty insurance business is also included in the pooled business. State Auto Mutual then cedes a percentage of the pooled business to the other Pooled Companies and retains the balance. The allocated pooling percentages of the Pooled Companies as of January 1, 2011, were as follows: State Auto P&C – 59.0%; Milbank – 17.0%; Farmers Casualty – 3.0%; SA OH – 1.0%; State Auto Mutual – 19.0%; SA WI – 0.0%; SA FL – 0.0%; Meridian Security – 0.0%; Meridian Citizens Mutual – 0.5%; Beacon – 0.0%; Patrons – 0.4%; Litchfield – 0.1%; RIC – 0.0%; PIC – 0.0%; ACIC – 0.0%; and BCIC –0.0%.

In the event that one of the Pooled Companies becomes insolvent or is otherwise subject to liquidation or receivership proceedings, State Auto Mutual will adjust its net retained portion of the combined Net Liabilities (as defined in the 2011 Pooling Agreement) of the Pooled Companies and the remaining Pooled Companies will adjust their assumed portions of the combined Net Liabilities of the Pooled Companies, each on a pro rata basis, so as to collectively absorb or assume in full the net retained portion of the combined Pooled Companies’ Net Liabilities of State Auto Mutual which would otherwise be the responsibility of such impaired company. In the event that State Auto Mutual becomes insolvent or is otherwise subject to liquidation or receivership proceedings, the remaining Pooled Companies will adjust their assumed portions, each on a pro rata basis, so as to collectively absorb or assume in full the net retained portion of the combined Pooled Companies’ Net Liabilities of State Auto Mutual which they had not previously assumed and which would otherwise be the responsibility of State Auto Mutual.

The 2011 Pooling Agreement remains in effect until canceled by the giving of 12 months advance notice by one of the parties to the other parties and to the respective domiciliary insurance department of each of the parties. Upon termination, all Net Liabilities of the terminated Pooled Company incurred under or in connection with all contracts or policies of insurance issued by the terminated Pooled Company prior to 12:01 a.m. EST on the date of termination remain subject to all terms and provisions of the 2011 Pooling Agreement.

2011 Rockhill Management Agreement

Through management and cost sharing agreements, State Auto P&C provides employees to State Auto Financial and State Auto Mutual and their various subsidiaries and affiliates for the operation of their businesses, and State Auto Mutual provides certain operating facilities, data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and other items of tangible personal property to these State Auto companies for the operation of their businesses. Consistent with these management and cost sharing agreements, on February 10, 2010, State Auto P&C, State Auto Mutual and the Rockhill Companies (as defined below) entered a Management and Operations Agreement, effective as of January 1, 2010 (the “2010 Rockhill Management Agreement”).

On January 3, 2011, State Auto P&C, State Auto Mutual and the Rockhill Companies entered into an Amended and Restated Management and Operations Agreement, effective as of January 1, 2011 (the “2011 Rockhill Management Agreement”), to amend and restate the terms of the 2010 Rockhill Management Agreement.

The Rockhill Companies consist of Rockhill Holding Company, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company, Bloomington Compensation Insurance Company, National Environmental Coverage Corporation of the South, LLC, National Environmental Coverage Corporation, RTW, Inc., Rockhill Insurance Services, LLC, and Rockhill Underwriting Management, LLC.

The 2011 Rockhill Management Agreement made the following changes to the 2010 Rockhill Management Agreement:

•

On and after January 1, 2011, State Auto P&C will be responsible for performing substantially all organizational, operational and management functions for each of the Rockhill Companies. All services required for the performance of these functions will be provided by employees of State Auto P&C.

•

On and after January 1, 2011, the Rockhill Companies will no longer have employees, and all of the Rockhill Companies’ employees employed as of January 1, 2011, will become employees of State Auto P&C.

•	Risk Evaluation and Design LLC, an affiliate of Rockhill Holding Company and a party to the 2010 Rockhill Management Agreement, was removed as a party to the 2011 Rockhill Management Agreement.

The following is a brief description of the terms and conditions of the 2011 Rockhill Management Agreement that are material to State Auto Financial. A copy of the entire 2011 Rockhill Management Agreement is attached as an exhibit to this Current Report on Form 8-K.

Under the 2011 Rockhill Management Agreement, employees of State Auto P&C provide substantially all executive, managerial, supervisory, administrative, technical, clerical and professional services to the Rockhill Companies as necessary or desirable for the operation and administration of their businesses. State Auto Mutual acts as the common paymaster for the State Auto P&C employees providing services to the Rockhill Companies. As common paymaster, State Auto Mutual is responsible for filing information and tax returns and issuing tax and other payroll forms and reports with respect to wages paid to the State Auto P&C employees providing services to the Rockhill Companies.

State Auto Mutual also provides the Rockhill Companies with data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and other items of tangible personal property and facilities as the Rockhill Companies may require to supplement the equipment and facilities owned by the Rockhill Companies.

Expenses incurred by State Auto P&C for its employees, including salaries, employee relations, welfare and other benefit expenses, and by State Auto Mutual for equipment and facilities provided to the Rockhill Companies, are apportioned among the parties to this agreement based on employee activities and other pertinent factors or ratios yielding results as if the expense had been borne solely by the incurring entity.

The 2011 Rockhill Management Agreement is for a ten-year term ending on January 1, 2021, and automatically renews for successive ten-year periods upon the same terms and conditions. Prior to the end of the initial term or any renewal term, any party may terminate the 2011 Rockhill Management Agreement as to such party by giving the other parties at least 60 days advance written notice of such termination. Such termination only relates to the company giving notice and does not terminate the agreement with respect to any of the other parties unless they also give at least 60 days advance written notice of termination. The agreement automatically terminates with respect to a party if that party files a voluntary petition in bankruptcy or takes similar action in any bankruptcy, liquidation, dissolution or reorganization proceeding.

Section 8. Other Events

Item 8.01.	Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is a press release issued by State Auto Financial Corporation on January 3, 2011, concerning the completion of the previously announced sale of its non-standard automobile insurance subsidiary, State Auto National Insurance Company, to Hallmark Insurance Company of Fort Worth, Texas, effective December 31, 2010.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Reinsurance Pooling Agreement, Amended and Restated effective as of January 1, 2011, entered into as of January 3, 2011, by and among State Automobile Mutual Insurance Company, State Auto Property & Casualty Insurance Company, Milbank Insurance Company, State Auto Insurance Company of Wisconsin, Farmers Casualty Insurance Company, State Auto Insurance Company of Ohio, State Auto Florida Insurance Company, Meridian Security Insurance Company, Meridian Citizens Mutual Insurance Company, Patrons Mutual Insurance Company of Connecticut, Litchfield Mutual Fire Insurance Company, Beacon National Insurance Company, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company and Bloomington Compensation Insurance Company.

10.2	Amended and Restated Management and Operations Agreement, effective as of January 1, 2011, entered into as of January 3, 2011, by and among State Auto Property & Casualty Insurance Company, State Automobile Mutual Insurance Company, Rockhill Insurance Company, Plaza Insurance Company, American Compensation Insurance Company, Bloomington Compensation Insurance Company, Rockhill Holding Company, National Environmental Coverage Corporation of the South, LLC, National Environmental Coverage Corporation, RTW, Inc., Rockhill Insurance Services, LLC and Rockhill Underwriting Management, LLC.

99.1	Press release issued by State Auto Financial Corporation on January 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: January 7, 2011	By	/s/ James A. Yano
Vice President and General Counsel